UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2021

KURA ONCOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37620	61-1547851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 High Bluff Drive, Suite 400, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 500-8800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KURA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 22, 2021, Kura Oncology, Inc. held its Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on April 23, 2021, the record date for the Annual Meeting, there were 66,273,680 shares of common stock outstanding, of which 60,588,421 shares of common stock were present in person or represented by proxy at the Annual Meeting.

At the Annual Meeting, stockholders:

(1) elected Troy E. Wilson, Ph.D., J.D. and Faheem Hasnain as Class I directors to hold office until the 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal;

(2) ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

(3) approved, on an advisory basis, the compensation paid to our named executive officers as disclosed in the proxy statement.

The following sets forth detailed information regarding the final results of the voting for the Annual Meeting:

Proposal 1. Election of Directors

Name of Director Elected	For	Withheld	Broker Non-Votes
Troy E. Wilson, Ph.D., J.D.	47,298,522	11,527,533	1,762,366
Faheem Hasnain	40,856,592	17,969,463	1,762,366

Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
60,568,240	17,484	2,697	—

Proposal 3. Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
57,074,798	1,744,029	7,228	1,762,366

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KURA ONCOLOGY, INC.

Date: June 25, 2021	By:	/s/ Marc Grasso, M.D.
Marc Grasso, M.D.
Chief Financial Officer and Chief Business Officer